UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Notes Offering

On July 1, 2015, CyrusOne Inc., a Maryland corporation (the “Company”), announced that its operating partnership, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), and CyrusOne Finance Corp., a Maryland corporation and a wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), closed their previously announced private offering of $100.0 million aggregate principal amount of their 6.375% senior notes due 2022 (the “New Notes”). The Issuers used the net proceeds from the offering of the New Notes to finance, in part, the Operating Partnership’s previously announced Cervalis Acquisition (as defined below), to pay fees and expenses related to the Cervalis Acquisition and for general corporate purposes.

In connection with the issuance of the New Notes, the Issuers entered into the First Supplemental Indenture (as defined below) and the Registration Rights Agreement (as defined below).

First Supplemental Indenture

On July 1, 2015, the New Notes were issued as additional notes under the Indenture dated November 20, 2012, among the Issuers, the guarantors party thereto, and Wells Fargo Bank N.A., as trustee, as supplemented by the first supplemental indenture dated July 1, 2015 (the “First Supplemental Indenture”). The New Notes have terms substantially identical to those of the 6.375% senior notes due 2022 issued by the Issuers in November 2012 and are guaranteed by the Company, CyrusOne GP, a Maryland statutory trust, and certain of the Operating Partnership’s existing and future domestic subsidiaries. Pursuant to the First Supplemental Indenture, the first interest payment of the New Notes will be made on November 15, 2015 and will include accrued interest from May 15, 2015.

The above description of the First Supplemental Indenture does not purport to be a complete statement of the parties’ rights and obligations under the First Supplemental Indenture and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto, which is incorporated herein by reference.

Registration Rights Agreement

On July 1, 2015, the Issuers entered into a registration rights agreement relating to the New Notes, among the Issuers, the guarantors party thereto and Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the initial purchasers of the New Notes (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Issuers, at their cost, to use their commercially reasonable efforts to, among other things, file and cause to become effective a registration statement within 180 days after the issue date of the New Notes, to be used in connection with the exchange of the New Notes for freely tradable notes with substantially identical terms in all material respects to the New Notes (the “Exchange Offer”), and to consummate the Exchange Offer on or prior to the 30th day after such registration statement is declared effective. Under certain circumstances, the Issuers may be required to file a shelf registration statement to cover resales of the New Notes. If the Issuers fail to satisfy these obligations, they would be required to pay additional interest to the holders of the New Notes as specified in the Registration Rights Agreement.

The above description of the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement and is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2015, the Company issued a press release announcing that the Operating Partnership has closed its previously announced acquisition of Cervalis Holdings LLC (the “Cervalis Acquisition”). The Operating Partnership paid cash consideration of approximately $400.0 million, excluding transaction-related expenses. As a result of the Cervalis Acquistion, Cervalis Holdings LLC (“Cervalis”) is an indirect, wholly-owned subsidiary of the Company and the Company has acquired four data center facilities and two work area recovery facilities serving the New York metropolitan area.

A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

The financial statements of Cervalis that are required by this Item 9.01(a) are the same as those financial statements that were filed as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed on June 22, 2015. Accordingly, no additional financial statements of Cervalis are required to be included herein.

(b)           Pro Forma Financial Information

The pro forma financial information giving effect to the Cervalis Acquisition that are required by this Item 9.01(b) is the same as the pro forma financial information that was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on June 22, 2015. Accordingly, no additional pro forma financial information with respect to the Cervalis Acquisition is required to be included herein.

(d) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture dated July 1, 2015, among the Issuers, the guarantors party thereto and Wells Fargo Bank N.A., as trustee.

4.2	Registration Rights Agreement dated July 1, 2015, among the Issuers, the guarantors party thereto and Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC.

99.1	Press Release dated July 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 1, 2015	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture dated July 1, 2015, among the Issuers, the guarantors party thereto and Wells Fargo Bank N.A., as trustee.

4.2	Registration Rights Agreement dated July 1, 2015, among the Issuers, the guarantors party thereto and Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC.

99.1	Press Release dated July 1, 2015.